Exhibit 99.1

ITT Corporation Defense and Information Solutions Headquarters 1650 Tysons Boulevard Suite 1700 McLean, VA 22102 Tel: 703 790 6300 www.defense.itt.com
Press Release
For immediate release
ITT Media Contact:
Leah Lackey
(703) 668-6234
leah.lackey@itt.com
ITT to sell CAS, Inc. systems engineering and technical
advisory services business to Wyle Inc.
MCLEAN, VA, August 9, 2010 — ITT Corporation (NYSE:ITT) today announced it has signed a definitive agreement to sell CAS, Inc., its systems engineering and technical assistance (SETA) services business, to Wyle for $235 million. The sale is expected to close by the end of this year, subject to customary regulatory approvals.
“We believe this transaction will be good for ITT’s customers, employees and shareholders, and will enable both ITT and CAS, Inc. to realize enhanced future growth potential,” said Dave Melcher, ITT senior vice president and president of its Defense and Information Solutions business. “As ITT continues our portfolio alignment strategy, the divestiture of CAS, Inc. will allow us to focus on growth in other parts of our business.”
CAS, Inc., based in Huntsville, Ala., provides systems engineering and technical assistance for a wide range of military applications, principally to the U.S. Department of Defense and similar or related agencies. CAS, Inc. employs approximately 1,100 people.
About ITT Corporation
ITT Corporation is a high-technology engineering and manufacturing company operating on all seven continents in three vital markets: water and fluids management, global defense and security, and motion and flow control. With a heritage of innovation, ITT partners with its customers to deliver extraordinary solutions that create more livable environments, provide protection and safety and connect our world. Headquartered in White Plains, N.Y., the company reported 2009 revenue of $10.9 billion. www.itt.com

Safe Harbor Statement
Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). These forward-looking statements include statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: Economic, political and social conditions in the countries in which we conduct our businesses; Changes in government defense budgets; Decline in consumer spending; Sales and revenues mix and pricing levels; Availability of adequate labor, commodities, supplies and raw materials; Interest and foreign currency exchange rate fluctuations; Competition and industry capacity and production rates; Ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; Our ability to borrow or refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; Acquisitions or divestitures; Personal injury claims; Uncertainties with respect to our estimation of asbestos liability exposure and related insurance recoveries; Our ability to effect restructuring and cost reduction programs and realize savings from such actions; Government regulations and compliance therewith; Changes in technology; Intellectual property matters; Governmental investigations; Potential future employee benefit plan contributions and other employment and pension matters; Contingencies related to actual or alleged environmental contamination, claims and concerns; Changes in generally accepted accounting principles; Other factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
###